                                                                 EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 25, 1998, with respect to the combined financial statements and schedule of Southern Health Corporation in the Registration Statement (Form S-1) and related Prospectus of NetCare Health Systems LLC for the registration of its common stock.


                                             Ernst & Young LLP

Birmingham, Alabama
June 16, 1998

                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) February 16, 1998, with respect to the consolidated financial statements and schedule of NetCare Health Systems LLC,
(ii) January 23, 1997 with respect to the financial statements of Denton Community Hospital, and (iii) June 1, 1998 with respect to the financial statements of San Clemente Hospital and Medical Center in the Registration Statement (Form S-1) and related Prospectus of NetCare Health Systems LLC for the registration of its common stock.

                                            Ernst & Young LLP

Nashville, Tennessee
June 16, 1998